Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2025 RESULTS

Houston, TX — October 23, 2025 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended September 30, 2025.

For the quarter ended September 30, 2025, net income was $291.6 million, or $8.25 per diluted share, as compared to $146.2 million, or $4.09 per diluted share, for the quarter ended September 30, 2024. Revenue for the third quarter of 2025 was $2.45 billion compared to $1.81 billion in 2024. The Company reported operating cash flow of $553.3 million in the current quarter compared to $302.2 million in 2024.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “Our teams across the country continue to set a new standard, delivering excellent results for our customers, and again achieving record financial results. Great ongoing execution and favorable developments in certain late-stage projects delivered third quarter EPS that doubles our same quarter last year. In addition to increased revenue and earnings, we are also reporting remarkable quarterly cash flow of over $550 million.”

Backlog as of September 30, 2025 was $9.38 billion as compared to $8.12 billion as of June 30, 2025 and $5.68 billion as of September 30, 2024. On a same-store basis, backlog increased from $5.68 billion as of September 30, 2024 to $9.20 billion as of September 30, 2025. On October 1, 2025, the Company also closed and funded the acquisitions of two electrical companies based in Western Michigan and Southern Florida that together are expected to provide over $200 million of incremental annual revenue and $15 to $20 million of incremental annual EBITDA.

Mr. Lane continued, “Unprecedented demand for our services drove additional backlog growth, and, despite significant third quarter burn we achieved a second consecutive same-store backlog increase of more than $1 billion. For the first time our backlog is over $9 billion, and it is now $3.4 billion higher than when the year began. We are also delighted to welcome two great new electrical companies. On October 1, we acquired Feyen Zylstra, an electrical contractor with deep industrial capabilities based in Grand Rapids, Michigan, as well as Meisner Electric, an electrical contractor based in Boca Raton, Florida with strong capabilities in healthcare and other institutional and commercial markets. As more great new partners join our team, and in light of our strong backlog and robust pipelines, we are optimistic about our prospects for the fourth quarter and for 2026.”

The Company reported net income of $691.8 million, or $19.52 per diluted share, for the nine months ended September 30, 2025, compared to $376.6 million, or $10.52 per diluted share, in 2024. The income tax provision for the first nine months of 2025 includes a benefit of $0.25 per diluted share related to interest income on a prior year tax refund that was received in April 2025. The Company also reported revenue of $6.46 billion for the nine months ended September 30, 2025, as compared to $5.16 billion in 2024. Operating cash flow for the nine months ended September 30, 2025 was $717.8 million, as compared to $638.6 million in 2024.

The Company will host a webcast and conference call to discuss its financial results and position on Friday, October 24, 2025 at 10:00 a.m. Central Time. To register for the call, please visit https://register-conf.media-server.com/register/BI0f40f563fc8f4eb4afed7688943a94fe. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the “Investors” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 184 locations in 139 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; economic downturns in the markets where the Company operates; shortages of labor and specialty building materials or material increases to the cost thereof; financial difficulties affecting projects, vendors, customers, or subcontractors; unexpected adjustments or cancellations in our backlog resulting in the Company’s backlog failing to translate into actual revenue or profits; inflation, supply chain disruptions, and capital market volatility; the loss of significant customers; intense competition in the Company’s industry; risks associated with acquisitions, including the ability to successfully integrate those companies; impairment charges for goodwill and intangible assets; reductions or reversals of previously recorded revenue or profits as a result of the Company’s cost-to-cost input method of accounting; difficulties in the financial and surety markets; delays and/or defaults in customer payments; difficult work environment; worldwide political and economic uncertainties, including international conflicts and epidemics or pandemics; retention of key management and employees; the Company’s decentralized management structure; our ability to effectively manage our backlog and the size and cost of our operations; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; our ability to remain in compliance with covenants under our credit agreement, service our indebtedness, or fund our other liquidity needs; our inability to properly utilize our workforce; increases and uncertainty in health insurance costs; regulatory and legal risks, including adverse litigation results, failure to comply with laws and regulations; changes in United

States trade policy, and tax-related risks; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; an increase in our effective tax rate; a material information technology failure or a material cybersecurity breach; risks related to our common stock; failure or circumvention of our disclosure controls and procedures or internal control environment; our ability to manage growth and geographically-dispersed operations; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; force majeure events; deliberate, malicious acts, including terrorism and sabotage; findings of inadequate internal controls; changes in accounting rules and regulations; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise, except as otherwise required by law.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(Unaudited)				(Unaudited)
	2025	%	2024	%	2025	%	2024	%
Revenue	$2,450,969	100.0%	$1,812,366	100.0%	$6,455,574	100.0%	$5,159,672	100.0%
Cost of services	1,843,098	75.2%	1,430,652	78.9%	4,934,390	76.4%	4,116,999	79.8%
Gross profit	607,871	24.8%	381,714	21.1%	1,521,184	23.6%	1,042,673	20.2%

SG&A	229,579	9.4%	180,177	9.9%	634,919	9.8%	522,437	10.1%
Gain on sale of assets	(582)	—	(1,347)	(0.1)%	(1,580)	—	(2,778)	(0.1)%
Operating income	378,874	15.5%	202,884	11.2%	887,845	13.8%	523,014	10.1%

Interest income, net	3,407	0.1%	2,095	0.1%	7,269	0.1%	1,620	—
Changes in the fair value of contingent earn-out obligations	(12,103)	(0.5)%	(17,254)	(1.0)%	(19,934)	(0.3)%	(44,434)	(0.9)%
Other income (expense), net	280	—	87	—	(226)	—	323	—
Income before income taxes	370,458	15.1%	187,812	10.4%	874,954	13.6%	480,523	9.3%

Provision for income taxes	78,843		41,577		183,202		103,960
Net income	$291,615	11.9%	$146,235	8.1%	$691,752	10.7%	$376,563	7.3%

Income per share
Basic	$8.26		$4.10		$19.55		$10.54
Diluted	$8.25		$4.09		$19.52		$10.52

Shares used in computing income per share:
Basic	35,307		35,669		35,379		35,718
Diluted	35,365		35,755		35,445		35,804
Dividends per share	$0.500		$0.300		$1.350		$0.850

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2025	%	2024	%	2025	%	2024	%

Net income	$291,615		$146,235		$691,752		$376,563
Provision for income taxes	78,843		41,577		183,202		103,960
Other expense (income), net	(280)		(87)		226		(323)
Changes in the fair value of contingent earn-out obligations	12,103		17,254		19,934		44,434
Interest income, net	(3,407)		(2,095)		(7,269)		(1,620)
Gain on sale of assets	(582)		(1,347)		(1,580)		(2,778)
Amortization	19,526		24,421		59,432		75,224
Depreciation	16,048		12,333		44,914		35,377
Adjusted EBITDA	$413,866	16.9%	$238,291	13.1%	$990,611	15.3%	$630,837	12.2%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest income, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30,	December 31,
	2025	2024
	(Unaudited)

Cash and cash equivalents	$860,523	$549,939
Billed accounts receivable, net	2,306,295	1,861,212
Unbilled accounts receivable, net	145,615	95,786
Costs and estimated earnings in excess of billings, net	163,350	91,681
Other current assets, net	227,745	191,623
Total current assets	3,703,528	2,790,241
Property and equipment, net	337,452	277,180
Goodwill	928,168	875,270
Identifiable intangible assets, net	431,921	434,417
Other noncurrent assets	376,782	333,980
Total assets	$5,777,851	$4,711,088

Current maturities of long-term debt	$4,676	$6,042
Accounts payable	665,132	654,943
Billings in excess of costs and estimated earnings and deferred revenue	1,734,272	1,149,257
Other current liabilities	628,143	772,528
Total current liabilities	3,032,223	2,582,770
Long-term debt	131,322	62,293
Other long-term liabilities	380,920	361,349
Total liabilities	3,544,465	3,006,412
Total stockholders’ equity	2,233,386	1,704,676
Total liabilities and stockholders’ equity	$5,777,851	$4,711,088

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Cash provided by (used in):
Operating activities	$553,271	$302,179	$717,816	$638,594
Investing activities	$(53,008)	$(21,586)	$(235,996)	$(304,020)
Financing activities	$28,550	$(64,429)	$(171,236)	$(124,141)

Free cash flow:
Cash from operating activities	$553,271	$302,179	$717,816	$638,594
Purchases of property and equipment	(35,332)	(22,059)	(88,813)	(70,395)
Proceeds from sales of property and equipment	1,088	1,782	3,152	3,611
Free cash flow	$519,027	$281,902	$632,155	$571,810

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.